Exhibit 99.1

K&S Corporate Headquarters Kulicke & Soffa Pte Ltd 23A Serangoon North Ave 5 #01-01, Singapore 554369
+65-6880-9600 main +65-6880-9580 fax www.kns.com Co. Regn. No. 199902120H

Kulicke & Soffa Further Extends Mini and Micro LED Technology Through Strategic Acquisition of Uniqarta

SINGAPORE – February 3, 2021 – Kulicke and Soffa Industries, Inc. (NASDAQ:KLIC) (“Kulicke & Soffa,” “K&S” or the “Company”) announced today it has acquired a 100% equity stake in Uniqarta, Inc (“Uniqarta”), a technology company headquartered in Cambridge, Massachusetts, USA. This strategic acquisition includes Uniqarta’s patent portfolio and other intellectual property rights. Prior to closing the acquisition in the Company’s fiscal second quarter, Kulicke & Soffa worked extensively with Uniqarta to commercialize their unique LED die transfer technology.
Uniqarta’s Laser-Enabled Advanced Placement (LEAP™) technology disrupts the conventional pick-and-place assembly method with a high-precision, ultrafast laser-transfer placement system. This contact-less approach places large quantities of known good die at unprecedented transfer rates.
These competencies have accelerated Kulicke & Soffa’s development of high-accuracy, next-generation solutions positioned to enable broad adoption of feature-rich, cost-effective display technology. This next-generation LED transfer approach is expected to accelerate adoption of mini LED backlighting while also serving as an enabler for direct-emissive micro LED applications.
TrendForce, a market-leading intelligence provider, anticipates mini and micro LED wafer volumes to grow at a compounded annual growth rate of over 200% through 2025. Over the coming two years, consumer televisions, tablets and notebooks are anticipated to accelerate high-volume adoption of placement equipment.
“Our acquisition of Uniqarta strengthens and extends the overall mini and micro LED technology portfolio at K&S. This investment emphasizes important strategic additions to our competencies, value proposition and participation in the rapidly-evolving advanced display market,” said Bob Chylak, Vice President and Chief Technology Officer at Kulicke & Soffa.
Ronn Kliger, Uniqarta’s Chief Executive Officer stated, “After collaborating with K&S on the development of a LEAP™ prototype, we concluded that the best approach to commercialize our technology was to combine it with K&S’s proven interconnect expertise, production capabilities and strong customer base. The combined K&S-Uniqarta team is now well-positioned to address known customer production challenges and accelerate the adoption of next-generation advanced displays."
Kulicke & Soffa expects to introduce and initiate qualifications of its new advanced display system by the close of its fiscal year 2021.

About Kulicke & Soffa
Kulicke & Soffa (NASDAQ: KLIC) is a leading provider of semiconductor, LED and electronic assembly solutions serving the global automotive, consumer, communications, computing and industrial markets. Founded in 1951, K&S prides itself on establishing foundations for technological advancement - creating pioneering interconnect solutions that enable performance improvements, power efficiency, form-factor reductions and assembly excellence of current and next-generation semiconductor devices.
Leveraging decades of development proficiency and extensive process technology expertise, Kulicke & Soffa’s expanding portfolio provides equipment solutions, aftermarket products and services supporting a comprehensive set of interconnect technologies including wire bonding, advanced packaging, lithography, and electronics assembly. Dedicated to empowering technological discovery, always, K&S collaborates with customers and technology partners to push the boundaries of possibility, enabling a smarter future.
Caution Concerning Forward-Looking Statements
This press release contains statements relating to future events and our future results. These statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. While these forward-looking statements represent our judgments and future expectations concerning our business, a number of risks, uncertainties and other important factors could cause actual developments and results to differ materially from our expectations. These factors include, but are not limited to, the effects of the COVID-19 pandemic on our business, and the other factors listed or discussed in our Annual Report on Form 10-K for the fiscal year ended October 3, 2020, filed on November 20, 2020, and our other filings with the Securities and Exchange Commission. Kulicke and Soffa Industries, Inc. is under no obligation to (and expressly disclaims any obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contacts:

Kulicke & Soffa
Marilyn Sim
Public Relations
P: +65-6880-9309
F: +65-6880-9580
msim@kns.com

Kulicke & Soffa
Joseph Elgindy
Investor Relations
P: +1-215-784-7500
F: +1-215-784-6180
investor@kns.com

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